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                                                                    Exhibit 22.1

                       NATIONAL EQUIPMENT SERVICES, INC.

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                CERTIFICATE AND REPORT OF INSPECTOR OF ELECTION
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            The undersigned, the duly appointed Inspector of Election at the
  Annual Meeting of Stockholders (the "Annual Meeting") of National Equipment Services, Inc., a Delaware corporation (the "Company"), held on June 17, 1999, pursuant to Section 231 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that the following is an accurate report of the votes of the stockholders of the Company at the Annual Meeting;

            (1) The number of shares of Common Stock of the Company issued and outstanding and entitled to vote on matters submitted at the Annual Meeting to the holders of Common Stock was 24,123,387.

            (2) There were present at the Annual Meeting, in person or by proxy, holders of 22,832,486 shares of Common Stock, which is 94.6% of the total number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting and which constituted a quorum for purposes of voting on each of the matters submitted to the stockholders for their vote.

             (3) I tabulated the votes with respect to the election of directors, and Ronald St. Clair received 22,816,266 votes and Lawrence C. Tucker received 22,816,266 votes.

            (4) Each of Ronald St, Clair and Lawrence C. Tucker received a plurality of the votes cast by the holders of the Common Stock and I hereby declare and certify to the Secretary of the Company that each of Ronald St. Clair and Lawrence C. Tucker has been duly elected as a director of the Company.
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             (5) I tabulated the votes with respect to the resolution regarding approval of the issuance of up to 100,000 shares of Senior Redeemable Convertible Preferred Stock, Series A and the issuance of sharess of Common Stock upon conversion thereof and such proposal received the number of votes set forth below:


                                                 Number of Votes
                                                 ----------------

                   For                             20,995,808
                   Against                            137,306
                   Abstain                          1,699,372

   Since a majority of the votes cast by the holders of the Common Stock present and voting at the meeting were votes for approval, I hereby declare and certify to the Secretary of the Company that such resolution has been approved by the stockholders of the Company.

             (6) 1 tabulated the votes with respect to the resolution regarding ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 1999 and such proposal received the number of votes so forth below:


                                                 Number of Votes
                                                 ---------------

                  For                               22,800,085
                  Against                               27,951
                  Abstain                                4,450

   Since a majority of the votes cast by the holders of the Common Stock present and voting at the meeting were votes for approval, I hereby declare and certify to the Secretary of the Company that such resolution has been approved by the stockholders of the Company.

                                   * * * * *
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 IN WITNESS WHEREOF, I have executed this Certificate the 17th day of
 June, 1999.




                                        By: /s/Thomas Blatchford
                                            ----------------------------------
                                        Print: Thomas Blatchford
                                               -------------------------------
                                              on behalf of Harris Trust and
                                        Savings Bank